Exhibit 99.1

FIRST CAPITAL BANK
HOLDING CORPORATION

June 20, 2005

Dear Shareholder:

As you know, the boards of directors of First Capital Bank Holding Corporation and Coastal Banking Company, Inc. have agreed to a merger of equals that will result in First Capital merging into Coastal.  The completion of the merger is subject to the approval of the shareholders of both companies, regulatory approvals and other closing conditions.  We will seek shareholder approval of the merger at our 2005 annual meeting of shareholders.  Our annual meeting of shareholders will be delayed until August 2005 so that we may properly prepare and deliver proxy materials describing the merger and the other business to be conducted at the annual meeting.

First Capital and Coastal have filed an S-4 registration statement with the Securities and Exchange Commission, which includes a joint proxy statement/prospectus.  We will send you a copy of the proxy statement and prospectus as of the record date for our 2005 annual meeting after the registration statement is declared effective by the Securities and Exchange Commission.  In the meantime, shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other fillings containing information about Coastal and First Capital, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

If you have any questions regarding the annual meeting, please contact me by phone at (904) 321-0400 or by email at msanchez@fnb-palm.com.  We look forward to seeing you at the annual meeting.

Sincerely,	Sincerely,

/s/ Suellen R. Garner	/s/ Michael G. Sanchez
Suellen R. Garner	Michael G. Sanchez
Chairman	President

SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

1891 South 14th Street • Fernandina Beach, FL 32034
904-321-0400 • Fax 904-321-1511